Exhibit 4.8

CONSTELLIUM N.V.

and

certain Guarantors from time to time parties hereto

€300,000,000 4.625% Senior Notes due 2021

INDENTURE

Dated as of May 7, 2014

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

DEUTSCHE BANK AG, LONDON BRANCH

as Principal Paying Agent

DEUTSCHE BANK LUXEMBOURG S.A.

as Registrar and Transfer Agent

i

SECTION 11.16	Multiple Originals	111

SECTION 11.17	Table of Contents; Headings	112

SECTION 11.18	Indenture Controls	112

SECTION 11.19	Severability	112

Appendix A	–	Provisions Relating to Original Securities and Add-On Securities

EXHIBIT INDEX

Exhibit A	–	Form of Original Security

Exhibit B	–	Form of Supplemental Indenture

INDENTURE dated as of May 7, 2014 among CONSTELLIUM N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Issuer”), the GUARANTORS (as defined herein) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”), DEUTCHE BANK AG, LONDON BRANCH, as Principal Paying Agent and DEUTSCHE BANK LUXEMBOURG S.A., as Registrar and Transfer Agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) €300,000,000 aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2021 issued on the date hereof (the “Original Securities”) and (b) any additional Securities that may be issued after the date hereof in the form of Exhibit A (the “Add-On Securities” (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Add-On Securities without the consent of Holders.

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions.

“ABL Facility” means the ABL Credit Agreement, dated as of May 25, 2012, among Constellium Holdco II B.V., Constellium U.S. Holdings I, LLC, Constellium Rolled Products Ravenswood, LLC, as borrower, the lenders from time to time party thereto Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, as amended by the First Amendment dated as of January 7, 2013, the Second Amendment dated as of March 20, 2013, and the Third Amendment dated as of October 1, 2013, and as may be further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“ABL Obligors” means the borrower and the guarantors under the ABL Facility.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness, Preferred Stock or Disqualified Stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness, Preferred Stock or Disqualified Stock secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of the following, as calculated by the Issuer:

(1) 1% of the then outstanding principal amount of the Security; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Security, at May 15, 2019 (such redemption price being set forth in Paragraph 5 of the Security plus (ii) all required interest payments due on the Security through May 15, 2019 (excluding accrued but unpaid interest), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such Security.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out property or equipment in the ordinary course of business;

(b) transactions permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than €10.0 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g) foreclosure or any similar action with respect to any property or any other assets of the Issuer or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business, or which are no longer useful or necessary in the operation of the business of the Issuer and its Restricted Subsidiaries;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) an issuance of Capital Stock pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Issuer;

(m) dispositions in connection with Permitted Liens;

(n) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;

(o) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary or any Restricted Subsidiary (w) under the Factoring Facilities, (x) in a Qualified Receivables Financing, (y) under any other factoring on arm’s-length terms or (z) in the ordinary course of business;

(r) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property; and

(s) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements.

“Bank Credit Facilities” means the credit facilities described in clauses (i) and (ii) of the definition of Credit Facilities.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Facilities provided by bank or other institutional lenders (excluding Credit Facilities providing for publicly offered or privately placed capital markets indebtedness), as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Bank Credit Facilities), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the face amount of accounts receivable owned by the ABL Obligors as of the end of the most recent fiscal quarter preceding such date; plus

(2) the lesser of (i) 80% of the lower of cost or market and (ii) 85% of net orderly liquidation value, in each case, of inventory owned by the ABL Obligors as of the end of the most recent fiscal quarter preceding such date.

“Bund Rate” means, as of any redemption date of the Securities, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Securities are defeased or satisfied and discharged, of the most recently issued direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days prior to such earlier date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to May 15, 2017; provided, however, that if the period from the redemption date to May 15, 2017, is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year will be used. Any such Bund Rate shall be obtained by the Issuer.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, London or Amsterdam.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS.

“Cash Equivalents” means:

(1) All cash, including without limitation U.S. dollars, pounds sterling, euros, Swiss franc, the national currency of any member state in the European Union or such other currencies held by the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(2) Securities and other readily marketable obligations issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or Switzerland, or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having an Investment Grade Rating in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(10) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service).

“Change of Control” means the occurrence of any of the following events:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer; provided, however, that any entity (including Constellium N.V. upon a sale of all or substantially all of its assets to a Subsidiary in a transaction permitted under this Indenture, if at such time Constellium N.V. meets the requirements of this proviso) that conducts no material activities other than holding Equity Interests of the Issuer or any direct or indirect parent of the Issuer and has no other material assets or liabilities other than such Equity Interests will not be considered a “Person or group” for purposes of this clause (2).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially Deutsche Bank AG, London branch, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (but excluding unrealized mark-to-market gains and losses attributable to such Hedging Obligations, amortization of deferred financing fees and expensing of any bridge or other financing fees), and excluding interest expense attributable to the Factoring Facilities or any Qualified Receivables Financing or other factoring arrangements (to the extent accounted for as interest expense under IFRS), amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Issuer held by persons other than the Issuer or a Restricted Subsidiary; plus

(4) Commissions based on draws, discounts and yield (but excluding other fees and charges, including commitment fees) Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(5) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS.

“Consolidated Net Debt Ratio” means, with respect to any Person at any date, the ratio of (i) the aggregate amount of all Consolidated Total Indebtedness, less 100% of the unrestricted cash and Cash Equivalents that would be stated on the balance sheet of such Person and its Restricted Subsidiaries as of such date, to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. The second sentence of the first paragraph of the definition of “Fixed Charge Coverage Ratio” and paragraphs 2, 3, and 4 thereof shall apply to the calculation of Consolidated Net Debt Ratio, and such calculation shall give pro forma effect to the application of the proceeds of any Indebtedness that is incurred on the calculation date (with any proceeds that are initially to be held as cash or Cash Equivalents being deemed to have been applied as of the calculation date).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any (i) severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, curtailments or modifications to pension and post-retirement employee benefits plans, excess pension charges, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses and (ii) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, receivables financing, recapitalization or issuance, repayment, incurrence, refinancing, amendment or modification of Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), in each case, shall be excluded;

(2) any increase in amortization or depreciation or any non-cash charges, in each case resulting from purchase accounting in connection with any acquisition that is consummated after the Issue Date shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) any non-cash impairment charges or asset write-offs resulting from the application of IFRS and the amortization of intangibles arising pursuant to IFRS shall be excluded;

(10) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights of such Person or any of its Restricted Subsidiaries shall be excluded;

(11) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Issue Date related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Transactions or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(12) accruals and reserves that are established or adjusted in accordance with IFRS or changes as a result of the adoption or modification of accounting policies shall be excluded;

(13) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting shall be excluded;

(14) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies shall be excluded;

(15) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with IFRS and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included;

(16) non-cash charges for deferred tax asset valuation allowances shall be excluded;

(17) an adjustment (which may be a negative number) shall be made to the extent that Net Income was calculated on an average cost basis with respect to inventory, in order to reflect the additional Net Income (or the reduction to Net Income) which would have been recognized using an approximation of last in first out inventory accounting; and

(18) any loss on sale of receivables and related assets in a Factoring Facility or other Qualified Receivables Financing shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit.”

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization, accretion and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Secured Net Debt Ratio” means, with respect to any Person at any date, the ratio of (i) the aggregate amount of all Consolidated Total Indebtedness secured by a Lien (other than any Indebtedness under the Factoring Facilities or any Qualified Receivables Financing), less 100% of the unrestricted cash and Cash Equivalents that would be stated on the balance sheet of such Person and its Restricted Subsidiaries as of such date, to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. The second sentence of the first paragraph of the definition of “Fixed Charge Coverage Ratio” and paragraphs 2, 3, and 4 thereof shall apply to the calculation of the Consolidated Secured Net Debt Ratio, and such calculation shall give pro forma effect to the application of the proceeds of any Indebtedness that is incurred on the calculation date (with any proceeds that are initially to be held as cash or Cash Equivalents being deemed to have been applied as of the calculation date).

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of consolidated funded Indebtedness for borrowed money (which, for the avoidance of doubt, shall not include any Indebtedness under the Factoring Facilities or any Qualified Receivables Financing) of the Issuer and its Restricted Subsidiaries outstanding on such date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means (i) the Revolving Credit Facility, dated on or about the Issue Date, among the Issuer, the guarantors named therein, the financial institutions named therein, and Deutsche Bank AG New York Branch as Administrative Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (the “Revolving Credit Facility”); (ii) Indebtedness Incurred and outstanding pursuant to clause (i) of Section 4.03(b) (it being understood that Indebtedness that is Incurred pursuant to such clause and subsequently reclassified as being Incurred pursuant to a different clause in accordance with this Indenture will not be deemed outstanding pursuant to such clause (a)); and (iii) whether or not the Credit Facilities referred to in clauses (i) or (ii) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from April 1, 2014 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xx) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions or Disqualified Stock, including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

(3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xx), plus

(4) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided that, in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances (including the release of any guarantee that constituted a Restricted Investment when made) that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b)),

(b) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(c) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b) or constituted a Permitted Investment).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are not materially more disadvantageous to the Holders of the Securities than is customary in comparable transactions (as determined in good faith by the Issuer)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are not materially more disadvantageous to the Holders of the Securities than is customary in comparable transactions (as determined in good faith by the Issuer)), in each case prior to 91 days after (x) the maturity date of the Securities or (y) the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) business optimization expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); provided that the aggregate amount of business optimization expenses and other restructuring charges or expenses added pursuant to this clause (4) shall not exceed the greater of (i) €20 million and (ii) 10% of EBITDA for such period;

less, without duplication,

(5) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form F-8 or F-4; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“Euros” and “€” each mean the single currency of the Member States of the European Union participating in the third stage of the economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time.

“European Government Obligations” means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any country that is a member of the European Monetary Union on the date of the Euro Indenture, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means, as of any day, the rate at which the relevant currency may be exchanged into Euros or U.S. Dollars, as applicable, at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page (or any successor page) for the relevant currency. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rates Page (or any successor page), the Exchange Rate shall be determined by the Issuer in good faith.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Factoring Facilities” means the receivables purchase facilities granted to certain Subsidiaries of the Issuer pursuant to (a) the agreement dated as of January 4, 2011 between GE Factofrance S.A.S. as purchaser, Constellium France, Constellium Extrusions France and Constellium Aviatube as sellers, Constellium Holdco II B.V. and Constellium Switzerland AG, (b) the agreement dated as of December 16, 2010 between GE Capital Bank AG as purchaser and Constellium Singen GmbH as seller, (c) the agreement dated as of December 16, 2010 between GE Capital Bank AG as purchaser and Constellium Extrusions Deutschland GmbH as seller and (d) the agreement dated as of December 16, 2010 between GE Capital Bank AG as purchaser and Constellium Valais AG as seller, in each case, as such agreement may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original parties or otherwise), restructured, or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases, retires, extinguishes, defeases, discharges or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any receivables financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase, retirement, extinguishment, defeasance, discharge or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event, and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Summary Consolidated Historical Financial Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Issuer. The term “guarantee” as a verb has a corresponding meaning.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor under this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity Swap Agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“IFRS” means International Financial Reporting Standards promulgated from time to time by the International Accounting Standards Board (or any successor board or agency, together the “IASB”) and as adopted by the European Union and statements and pronouncements of the IASB or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time (other than with respect to Capitalized Lease Obligations), it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under IFRS; provided that, at any time after adoption of GAAP by the Issuer (or the relevant reporting entity) for its financial statements and reports for all financial reporting purposes, the Issuer (or the relevant reporting entity) may irrevocably elect to apply GAAP for all purposes of this Indenture, and, upon any such election, references in this Indenture to IFRS shall be construed to mean GAAP as in effect on the date of such election and thereafter from time to time; provided that (1) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of GAAP, (2) from and after such election, all ratios, computations, calculations and other determinations based on IFRS contained in this Indenture shall be computed in conformity with GAAP (other than with respect to Capitalized Lease Obligations) with retroactive effect being given thereto assuming that such election had been made on the Issue Date, (3) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 4.04 or any Incurrence of Indebtedness or Liens Incurred prior to the date of such election pursuant to Section 4.03 (or any other action conditioned on the Issuer and the Restricted Subsidiaries having been able to Incur $1.00 of additional Indebtedness) or Section 4.12 if such payment, Investment, Incurrence or other action was valid under this Indenture on the date made, Incurred or taken, as the case may be and (4) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under GAAP. The Issuer shall give written notice of any election to the Trustee and the Holders of the Securities within 15 days of such election. For the avoidance of doubt, (i) solely making an election (without any other action) referred to in this definition will not be treated as an Incurrence of Indebtedness or Liens, and (ii) nothing herein shall prevent the Issuer, any Restricted Subsidiary or reporting entity from adopting or changing its functional or reporting currency in accordance with IFRS, or GAAP, as applicable; provided that such adoption or change shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to the covenant described under Section 4.04 or any Incurrence of Indebtedness or Liens Incurred prior to the date of such adoption or change pursuant to Section 4.03 or Section 4.12 (or any other action conditioned on the Issuer and the Restricted Subsidiaries having been able to Incur $1.00 of additional Indebtedness) if such payment, Investment, Incurrence or other action was valid under this Indenture on the date made, Incurred or taken, as the case may be.

“Indebtedness” means, with respect to any Person (without duplication):

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business) or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS and (iii) liabilities Incurred in the ordinary course of business), (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) obligations under or in respect of Factoring Facilities or Qualified Receivables Financings.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of International Accounting Standards No. 39 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s Investment in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” means the date on which the Securities are originally issued.

“Issuer” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with IFRS and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with IFRS against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Securities.

“Offering Memorandum” means the offering memorandum relating to the offering of the Original Securities dated April 30, 2014.

“Officer” means the chairman of the board, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Issuer or its Subsidiary, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or its Subsidiary (as applicable) by an Officer of the Issuer or its Subsidiary (as applicable), who must be the principal executive officer, the principal financial officer, the treasurer, the secretary or the principal accounting officer of the Issuer or its Subsidiary, as applicable, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any Subsidiary.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, any Indebtedness which ranks pari passu in right of payment to the Securities; and

(2) with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Issue Date;

(6) advances to directors, officers or employees, taken together with all other advances made pursuant to this clause (6), not to exceed €15.0 million at any one time outstanding;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, or (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(8) Hedging Obligations permitted under Section 4.03(b)(xi);

(9) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) €100.0 million and (y) 5.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment made pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(11) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that the issue of such Equity Interests will not increase the amount available for Restricted Payments under clause (2) of the definition of “Cumulative Credit”;

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (vi), and (viii)(B) of such Section);

(13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) guarantees issued in accordance with Sections 4.03 and 4.11;

(15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(16) (i) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest and (ii) any other Investment in connection with a Qualified Receivables Financing or Factoring Facility;

(17) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(18) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) any Investment in any Subsidiary (including any Unrestricted Subsidiary) or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(20) Investments in Quiver Ventures, LLC in an amount not to exceed €80 million at any time outstanding; and

(21) guarantees by the Issuer or any Restricted Subsidiary of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be Incurred pursuant to clause (v) of Section 4.03(b) (provided that such Lien extends only to the property and/or Capital Stock, the purchase, lease, construction or improvement of which is financed thereby and any income or profits therefrom);

(7) Liens existing on the Issue Date (other than liens that secure the Credit Facilities existing on the Issue Date);

(8) Liens on assets, property or shares of stock of a Person in existence at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.03, other than Indebtedness owed to another Restricted Subsidiary that is not a Guarantor;

(11) Liens securing Hedging Obligations not incurred in violation of this Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing and Factoring Facilities;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25) Liens arising by virtue of any statutory or common law provisions or under the Dutch General Banking Conditions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(26) any interest or title of a lessor under any Capitalized Lease Obligations;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(29) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(30) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(31) Liens on equity interests of a joint venture securing Indebtedness of such joint venture;

(32) Liens securing Indebtedness and other Obligations under Credit Facilities Incurred pursuant to clauses (i) or (ii) of Section 4.03(b) (other than Indebtedness Incurred pursuant to clause (ii) of such paragraph if such Indebtedness is required to be unsecured pursuant to the proviso to sub-clause (B) thereof);

(33) Liens securing obligations which obligations do not exceed, at the time of incurrence thereof, the greater of (i) €75.0 million and (ii) 4.5% of Total Assets; and

(34) Liens securing obligations in respect of letters of credit or bank guarantees issued in the ordinary course of business, which letters of credit or bank guarantees do not secure debt for borrowed money.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means (1) the Receivables Financing pursuant to the Factoring Facilities (including any increase in the amount thereof); and (2) any Receivables Financing that meets the following conditions:

(1) the Issuer shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer or, as the case may be, the Subsidiary in question;

(2) all sales of accounts receivable and related assets are made at Fair Market Value; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Undertakings and provided that in the case of Receivables Financings under clause (2), such Receivables Financings shall have no greater recourse in any material respect to the Issuer and its Restricted Subsidiaries than the recourse to the Issuer and its Restricted Subsidiaries in the Factoring Facilities.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by any of the Issuer’s Subsidiaries pursuant to which such Subsidiary may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of such Subsidiary, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets, in each case, which are customarily transferred in or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take any action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Issuer as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Undertakings;

(2) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Responsible Officer of the Trustee” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject; and

(2) who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Revolving Credit Facility” has the meaning ascribed thereto in clause (i) of the definition of “Credit Facilities.”

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities” has the meaning given such term in the Preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Standard Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that are determined by the Issuer in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Restricted Subsidiaries shall be a Swap Agreement.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, and withholdings and any similar governmental charges (including interest and penalties with respect thereto) by any government or taxing authority.

“Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, and determined as of the time of the occurrence of any event giving rise to the requirement to determine Total Assets and after giving pro forma effect to the occurrence of such event and all other acquisitions or dispositions of a Person, business or assets that have been completed or are subject to a definitive agreement from the date of such balance sheet to the date of such event giving rise to the requirement to determine Total Assets.

“Transactions” means the issuance of the Securities on the Issue Date, the repayment of certain existing credit facilities of the Issuer with the proceeds thereof, and the payment of fees and expenses and the premium in connection therewith.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below;

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) Quiver Ventures, LLC and Constellium Engley (Changchung) Automotive Structures Co. Ltd.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section

“Add-On Securities”	Preamble
“Additional Amounts”	2.15
“Affiliate Transaction”	4.07(a)
“Appendix”	Preamble
“Asset Sale Offer”	4.06(b)
“Auditors’ Determination”	10.02(b)(vi)
“Authenticating Agent”	2.03
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(b)
“Common Depositary”	Appendix A
“covenant defeasance option”	8.01
“Covenant Suspension Event”	4.14(a)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Directive”	2.15
“DPTA”	10.02(b)(ii)
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“French Guarantor”	10.02(c)(i)
“German Guarantor”	10.02(b)(i)
“Global Securities”	Appendix A

“Global Securities Legend”	Appendix A
“GmbH”	10.02(b)(i)
“GmbHG”	10.02(b)(iii)
“GmbH & Co. KG”	10.02(b)(i)
“Guaranteed Obligations”	10.01(a)
“HGB”	10.02(b)(i)
“IAI”	Appendix A
“incorporated provision”	11.01
“Indirect Issuance”	10.02(c)(i)
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01
“Management Determination”	10.02(b)(v)
“Maximum Guaranteed Amount”	10.02(c)(i)
“Note Register”	2.04(a)
“Notice of Default”	6.01
“Offer Period”	4.06(d)
“Original Securities”	Preamble
“Paying Agent”	2.04(a)
“Payor”	2.15
“protected purchaser”	2.08
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(xiv)
“Refunding Capital Stock”	4.04(b)(ii)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Securities”	Appendix A
“Relevant Taxing Jurisdiction”	2.15
“Restricted Global Securities”	Appendix A
“Restricted Payments”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Retired Capital Stock”	4.04(b)(ii)(A)
“Reversion Date”	4.14(b)
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Securities”	Appendix A

“Shelf Registration Statement”	Appendix A
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.01(b)(i)
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(b)
“Swiss Agreement”	2.15
“Swiss Guarantor”	10.02(d)(i)
“Transfer”	5.01
“Transfer Agent”	2.04
“Transfer Restricted Securities”	Appendix A
“Trustee’s Request”	10.02(b)(vi)
“Withholding Tax”	10.02(d)(ii)
“Unrestricted Definitive Security”	Appendix A

SECTION 1.03 [Reserved].

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with IFRS;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with IFRS.

(j) For purposes of determining compliance with any Euro-denominated restriction or basket limitation under Sections 4.03, 4.04, 4.06 and 4.12 hereof (including any defined terms referenced and utilized in such sections), as of any time of determination, any such basket limitation shall be deemed to be the greater of (i) the applicable Euro-denominated amount set forth in this Indenture and (ii) the amount of Euro obtained by multiplying the applicable Euro-denominated amount set forth in this Indenture by 1.3774 (which was the dollar-to-Euro Exchange Rate as of March 31, 2014) and then multiplying the result by a number equal to the amount of Euros into which 1 U.S. Dollar may be converted using the Exchange Rate in effect at the time of determination.

(k) For purposes of determining compliance with Sections 4.03, 4.04, 4.06 and 4.12 hereof, utilized amounts under any such covenant or basket shall be tracked in Euro irrespective of what currency is actually used to make the Incurrence. When an Incurrence is made in a currency other than Euro, the amount of Euro for purposes of the applicable covenant(s) shall be calculated based on the relevant currency Exchange Rate in effect on the date such Incurrence was made, provided that if Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than Euros, and such refinancing would cause the applicable Euro-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing, such Euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

SECTION 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including the Common Depositary that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Common Depositary that is the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by the Common Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Amount of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is €300,000,000.

In addition, the Issuer may from time to time after the Issue Date issue Add-On Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Add-On Securities is at such time permitted by Section 4.03 and (ii) such Add-On Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Add-On Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Add-On Securities:

(1) the aggregate principal amount of such Add-On Securities which may be authenticated and delivered under this Indenture,

(2) the issue price and issuance date of such Add-On Securities, including the date from which interest on such Add-On Securities shall accrue; and

(3) if applicable, that such Add-On Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Security may be exchanged in whole or in part for Add-On Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

If any of the terms of any Add-On Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Add-On Securities.

The Securities, including any Add-On Securities, shall be treated as a single series for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02 Form and Dating. Provisions relating to the Original Securities and the Add-On Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Original Securities and the Trustee’s certificate of authentication and (ii) any Add-On Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. Any Add-On Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in denominations of €100,000 and any integral multiples of €1,000 in excess thereof.

SECTION 2.03 Execution and Authentication. The Trustee, or its authenticating agent (the “Authenticating Agent”) shall authenticate and make available for delivery upon a written order of the Issuer (a “Written Order”) in the form of an Officer’s Certificate (a) Original Securities for original issue on the date hereof in an aggregate principal amount of €300,000,000, consisting of €300,000,000 in initial aggregate principal amount of 4.625% Senior Notes due 2021 and (b) subject to the terms of this Indenture, Add-On Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Securities after the Issue Date shall be in a principal amount of at least €100,000 and integral multiples of €1,000 in excess of €100,000. One Officer shall sign the Securities for the Issuer by manual, facsimile, pdf or other electronically transmitted signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Trustee, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Issuer hereby initially appoints Deutsche Bank Luxembourg S.A., as Authenticating Agent. Deutsche Bank Luxembourg S.A., hereby accepts such initial appointment and the Issuer hereby confirms that such initial appointment is acceptable to them.

SECTION 2.04 Registrar; Transfer Agent and Paying Agent. (a)

The Issuer will maintain one or more paying agents for the Securities in London, United Kingdom (the “Principal Paying Agent”). Each of the Principal Paying Agent will be a “Paying Agent”, as defined herein. The Issuer will also maintain a transfer agent (“Transfer Agent”) and the initial Transfer Agent is expected to be Deutsche Bank Luxembourg S.A. The Transfer Agent is responsible for, among other things, facilitating any transfers or exchanges of beneficial interests in different global notes between holders.

In addition, the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

The Issuer also will maintain one or more registrars. The initial Registrar is expected to be Deutsche Bank Luxembourg S.A. The Registrar will maintain a register reflecting ownership of Definitive Registered Notes outstanding from time to time and will make payments on Definitive Registered Notes on behalf of the Issuer.

The Issuer may change the Paying Agents, the Transfer Agents or the Registrars without prior notice to the holders. For so long as the Securities are listed on the Official List of the Luxembourg Stock Exchange and traded on the Euro MTF Market thereof and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a notice of any change of Paying

Agent, Transfer Agent or Registrar in a newspaper having a general circulation in the Grand Duchy of Luxembourg (currently expected to be the Luxemburger Wort) or the website of the Luxembourg Stock Exchange (www.bourse.lu).

The Issuer hereby initially appoints Deutsche Bank Luxembourg S.A., as Registrar and Transfer Agent. Deutsche Bank Luxembourg S.A., hereby accepts such initial appointment and the Issuer hereby confirms that such initial appointment is acceptable to them. The Issuer hereby initially appoints Deutsche Bank AG, London Branch, as Principal Paying Agent. Deutsche Bank AG, London Branch, hereby accepts such initial appointment and the Issuer hereby confirms that such initial appointment is acceptable to them.

The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents.

(a) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

The right, powers, duties, obligations and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform the duties set out in this agreement and shall have no implied duties.

SECTION 2.05 Paying Agent to Hold Money in Trust. Prior to 10:00 a.m. London Time on each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. The Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee or the Authenticating Agent shall, upon receipt of a Written Order, authenticate Securities at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Registrar shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Registrar within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Registrar prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Registrar. If required by the Registrar or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Registrar or the Issuer to protect the Issuer, the Registrar, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Registrar may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.07, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 [Reserved.].

SECTION 2.11 Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13 ISINs, etc. The Issuer in issuing the Securities may use ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the ISINs and “Common Code” numbers.

SECTION 2.14 Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.07 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

SECTION 2.15 Additional Amounts. All payments made by or on behalf of the Issuer or any Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) on or with respect to the Securities or any Guarantee shall be made without withholding or deduction for, or on account of, any Taxes unless such withholding or deduction is required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(a) any jurisdiction from or through which payment on the Securities or any Guarantee is made or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of any Paying Agent); or

(b) any other jurisdiction in which a Payor that actually makes a payment on the Securities or its Guarantee is organized or otherwise considered to be engaged in business or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax

(each of clause (a) and (b), a “Relevant Taxing Jurisdiction”), shall at any time be required by law to be made from any payments made with respect to the Securities or any Guarantee, including payments of principal, redemption price, interest or premium, if any, the Payor shall pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), shall not be less than the amounts that would have been received in respect of such payments on the Securities or the Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable for or on account of:

(1) any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the holder, if such holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Securities or the receipt of any payment in respect thereof;

(2) any Taxes that would not have been so imposed or levied if the holder had complied with a reasonable request in writing of the Payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes) but only to the extent such holder is legally entitled to provide such certification or documentation;

(3) any Taxes that are payable otherwise than by withholding from a payment on the Securities or any Guarantee;

(4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(5) any Taxes that are imposed pursuant to or required to be deducted or withheld on a payment pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”) or the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the Directive (the “Swiss Agreement”) or any law implementing or complying with, or introduced in order to conform to the Directive or the Swiss Agreement;

(6) any Taxes that are required to be deducted or withheld on a payment by a Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art 9 of the Swiss Withholding Tax Act as Swiss withholding tax under the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer);

(7) any Taxes imposed in connection with a Security presented for payment by or on behalf of a Holder who would have been able to avoid such Tax by presenting the relevant Security to another paying agent in a member state of the European Union;

(8) any Taxes payable under Sections 1471 through 1474 of the Code, as of the date of the Offering Memorandum (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements (including any intergovernmental agreements) entered into pursuant thereto;

(9) any Taxes if the holder is a fiduciary or partnership or Person other than the sole beneficial owner of such payment and the Taxes that would otherwise give rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Security (but only if there is no material cost or expense associated with transferring such Security to such beneficiary, partner or sole beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole beneficial owner);

(10) any Taxes payable pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on 24 August 2011, in particular, the principle to have a Person other than the Issuer withhold or deduct tax;

(11) any Taxes payable pursuant to an agreement between Switzerland and another country on final withholding taxes levied by Swiss paying agents in respect of Persons resident in the other country on income of such Person on Securities booked or deposited with a Swiss paying agent (Abgeltungssteuer); or

(12) any combination of the above.

Such Additional Amounts shall also not be payable (x) if the payment could have been made without such deduction or withholding if the relevant Security had been presented for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the holder or (y) to the extent where, had the beneficial owner of the relevant Security been the Holder of such Security, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (12) inclusive above.

The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, the Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and shall provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor shall provide the Trustee with other reasonable evidence of payment. Such receipts or other evidence received by the Trustee shall be made available by the Trustee to Holders on request.

If any Payor shall be obligated to pay Additional Amounts under or with respect to any payment made on the Securities or any Guarantee, at least 30 days prior to the date of such payment, the Payor shall deliver to the Trustee and applicable Paying Agent an Officer’s Certificate stating the fact that Additional Amounts shall be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officer’s Certificate and such other information as promptly as practicable thereafter).

Wherever in this Indenture, the Securities or any Guarantee there is mentioned, in any context:

(1) the payment of principal;

(2) redemption prices or purchase prices in connection with a redemption or purchase of Securities;

(3) interest; or

(4) any other amount payable on or with respect to any of the Securities or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor shall pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery, issuance, initial resale, registration or enforcement of any Securities, Guarantee, Indenture or any other document or instrument in relation thereto (other than a transfer of the Securities occurring after the initial resale). The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered to be engaged in business or resident for Tax purposes, or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE 3

REDEMPTION

SECTION 3.01 Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraphs 5 and 6 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02 Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03 Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 or 6 of the Security, it shall notify the Trustee and the Paying Agent in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee and the Paying Agent provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.04 Selection of Securities to Be Redeemed. In the case of any redemption of less than all of the Securities, selection of Securities for redemption will be made by the Registrar pro rata, by lot or such other manner in the case of Global Securities, as may be required by the applicable procedures of Euroclear and/or Clearstream; provided that no Securities of €100,000 or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or on such other basis as they deem fair and appropriate; provided, however, that no Securities of less than €100,000 in principal amount may be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Registrar shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05 Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 or 6 of the Security, the Issuer shall mail or cause to be electronically delivered or mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least five Business Days prior to the date such notice is to be provided to Holders and such notice may not be canceled.

Notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Securities are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Securities shall also be published in a newspaper having a general circulation in the Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu) and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Securities outstanding.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in paragraph 5 of the Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07 Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., London time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Authenticating Agent shall, upon receipt of a Written Order, authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities. The Issuer shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. The Issuer shall no later than two Business Days prior to the date on which such payment is due, send to the Paying Agent an irrevocable payment instruction. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m. London time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture; however, no Paying Agent shall be obligated to make such payment to the Holders until such time as it has received the funds.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02 Reports and Other Information.

(a) So long as any Securities are outstanding and whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall furnish to the Trustee: (i) within 65 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flow) for and as of the end of such fiscal quarter and year to date period (with comparable financial statements for the corresponding fiscal quarter and year to date period of the immediately preceding fiscal year); (ii) within 120 days after the end of each fiscal year, an annual report that includes all information that would be required to be filed with the SEC on Form 20-F (or any successor form); and (iii) at or prior to such times as would be required to be filed or furnished to the SEC as a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act, all such other reports and information that the Issuer would have been required to file or furnish pursuant thereto; provided, however, that to the extent that the Issuer ceases to qualify as a “foreign private issuer”

within the meaning of the Exchange Act, whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall either file or furnish with the SEC (as a “voluntary filer” if the Issuer is not then subject to Section 13(a) or 15(d) of the Exchange Act) or furnish to the Trustee, so long as any Securities are outstanding, within 30 days of the respective dates on which the Issuer would be required to file such documents with the SEC if it was required to file such documents under the Exchange Act, all reports and other information that would be required to be filed with (or furnished to) the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as, in the Issuer’s sole discretion, either a “foreign private issuer” or a U.S. domestic registrant.

(b) In addition, if required by the rules and regulations of the SEC, the Issuer shall electronically file or furnish, as the case may be, a copy of all such information and reports with the SEC for public availability within the time periods specified above. In addition, for so long as any Securities remain outstanding, the Issuer shall furnish to the Holders and prospective investors identified by a Holder, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding the foregoing, the Issuer shall be deemed to have furnished such reports referred to in the first paragraph of this Section 4.02 to the Trustee and the Holders of Securities if the Issuer has filed or furnished such reports with the SEC and such reports are publicly available on the SEC’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed or furnished. Delivery of such reports, information and documents to the Trustee pursuant to this covenant is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) So long as any Securities are outstanding, the Issuer shall also: (1) not later than 10 Business Days after furnishing to the Trustee the annual and quarterly reports required by clauses (i) and (ii) of Section 4.02(a), hold a publicly accessible conference call to discuss such reports and the results of operations for the relevant reporting period (including a question and answer portion of the call); and (2) issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required by the foregoing clause (1) of this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of the Securities, prospective investors, broker dealers and securities analysts to contact the appropriate person at the Issuer to obtain such information.

At any time that any of the Issuer’s Subsidiaries that are Significant Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the first paragraph of this Section 4.02 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer, provided that the Issuer will not be required to provide such separate information to the extent such Unrestricted Subsidiaries are the subject of a confidential filing of a registration statement with the SEC.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements pursuant to this Section 4.02 for purposes of Section 6.01(d) until 30 days after the date any report hereunder is required to be filed with the SEC (or otherwise made available to Holders or the Trustee) pursuant to this Section 4.02.

In the event that the rules and regulations of the SEC permit the Issuer or any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis, the Issuer may satisfy its obligations under this Section 4.02 by furnishing financial information and reports relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a stand-alone basis, on the other hand.

SECTION 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (i) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, however, that Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, by all Subsidiaries other than Guarantors pursuant to this paragraph may not , at the time Incurred, exceed the greater of (i) €125.0 million and (ii) 7.0% of Total Assets at such time.

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) the Incurrence by Constellium Holdco II B.V. or any Guarantor organized under the laws of the United States of Indebtedness under the ABL Facility, in an aggregate principal amount that at the time of incurrence does not exceed the greater of (i) $100.0 million and (ii) the then applicable Borrowing Base, plus the amount necessary to pay any fees and expenses, including premiums, related in connection with any refinancing, refunding, extension, renewal or replacement of Indebtedness under the ABL Facility;

(ii) the Incurrence by the Issuer or any Guarantor of (A) Indebtedness under Credit Facilities in an aggregate principal amount that at the time of Incurrence does not exceed the greater of (a) €600.0 million plus the amount necessary to pay any fees and expenses, including premiums, in connection with any refinancing, refunding, extension, renewal or replacement of Indebtedness incurred pursuant to this clause (b)(ii)(A)(a) and (b) an aggregate principal amount that does not cause the Consolidated Secured Net Debt Ratio of the Issuer to exceed 1.50 to 1.00 as of the time of Incurrence (provided that solely for the purpose of determining compliance with this covenant, any Indebtedness that is Incurred and outstanding or proposed to be Incurred pursuant to this clause (ii) (in the case of unsecured Indebtedness, to the extent such unsecured Indebtedness has not been reclassified as being Incurred pursuant to another clause of this covenant in accordance with this Indenture), will be deemed to be Secured Indebtedness for purposes of calculating the Consolidated Secured Net Debt Ratio) and (B) Indebtedness under Credit Facilities incurred to refinance, refund, extend, renew or replace Indebtedness Incurred and outstanding pursuant to clause (b)(ii)(A)(b); provided, however that (x) any such Indebtedness that is Incurred pursuant to this clause (B) satisfies the requirements of sub-clauses (1) through (4) of clause (xv) of this Section 4.03(b) and (y) if the Indebtedness being refinanced thereby is unsecured, such Indebtedness that is Incurred pursuant to this clause (B) is also unsecured;

(iii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Original Securities and the Guarantees;

(iv) Indebtedness, Disqualified Stock or Preferred Stock existing and/or committed to on the Issue Date (other than Indebtedness described in clauses (i), (ii) and (iii) of this Section 4.03(b)), but including, for the avoidance of doubt, Indebtedness incurred on the Issue Date in respect of the Issuer’s $400,000,000 5.750% Senior Notes due 2024;

(v) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction, repair, replacement or improvement of property (real or personal) (whether through the direct purchase of property or the Capital Stock of any Person owning such property); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock Incurred pursuant to this clause (v) of this Section 4.03(b), together with any Refinancing Indebtedness (as defined below) Incurred with respect to such Indebtedness pursuant to clause (xv) of this Section 4.03(b), shall not exceed the greater of (A) €125.0 million and (B) 7.0% of Total Assets as of the date of any Incurrence pursuant to this clause (v);

(vi) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vii) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with an acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(viii) Indebtedness (other than Secured Indebtedness) of the Issuer to a Restricted Subsidiary; provided that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries, any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor shall be subordinated in right of payment to the obligations of the Issuer under the Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(ix) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(x) Indebtedness (other than Secured Indebtedness) of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries, if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness shall be subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(xi) Hedging Obligations that are not incurred for speculative purposes and are either: (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales or (D) for any combination of the foregoing;

(xii) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xiii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xiii), does not exceed the greater of (A) €100.0 million and (B) 5.5% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (xiii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xiii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xiii));

(xiv) any guarantee by (x) the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries, or (y) Subsidiary that is not a Guarantor of Indebtedness or other obligations of another Subsidiary that is not a Guarantor, in each case so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable;

(xv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or committed or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (iii), (iv), (v), this clause (xv), (xvi), (xx) and (xxi) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded, refinanced or defeased that were due on or after the date that is one year following the maturity date of any Securities then outstanding were instead due on such date;

(2) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded, refinanced or defeased or (y) 91 days following the maturity date of the Securities;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, expenses, costs and fees Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness of the Issuer or a Restricted Subsidiary that is a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (v) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (v) of this Section 4.03(b), and not this clause (xv) for purposes of determining amounts outstanding under such clause (v) of this Section 4.03(b);

(xvi) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries Incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition, merger or amalgamation, either:

(1) (A) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.03(a) or (B) the Fixed Charge Coverage Ratio would be equal to or greater than immediately prior to such acquisition, merger, consolidation or amalgamation; or

(2) such Indebtedness, Disqualified Stock or Preferred Stock

(A) is unsecured Subordinated Indebtedness with subordination terms no more favorable to the Holders thereof than subordination terms that are customarily obtained in connection with “high-yield” senior subordinated note issuances at the time of Incurrence (provided that, in the case of any such Subordinated Indebtedness incurred by a Foreign Subsidiary, such subordination terms will be customary for “high-yield” senior subordinated note issuances by issuers resident in the jurisdiction of formation or organization of such Foreign Subsidiary, including, without limitation, provisions for the automatic release of guarantees upon the release of the Guarantees);

(B) is not Incurred while a Default exists and no Default shall result therefrom; and

(C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Securities;

(xvii) Indebtedness Incurred under (A) the Factoring Facilities and (B) any other Qualified Receivables Financing;

(xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days of its Incurrence;

(xix) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xx) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, together with the aggregate principal amount or liquidation preference of any Refinancing Indebtedness Incurred with respect to such Indebtedness or Disqualified Stock pursuant to clause (xv) below, not exceeding at any time outstanding 100% of the net cash proceeds received by the Issuer and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or a Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries), as determined in accordance with clauses (B) and (C) of the definition of Cumulative Credit, to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) of this Indenture or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(xxi) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxii) Indebtedness arising as a result of implementing composite accounting or other cash pooling arrangements involving solely the Issuer and the Restricted Subsidiaries or solely among Restricted Subsidiaries and entered into the ordinary course of business;

(xxiii) Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent permitted under Section 4.04(b)(iv);

(xxiv) Indebtedness of Restricted Subsidiaries which are not Guarantors; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xxiv) does not exceed the greater of (A) €100.0 million and (B) 5.5% of Total Assets at the time of Incurrence;

(xxv) Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of (A) €50.0 million and (B) 3.0% of Total Assets at the time that such Indebtedness is incurred; and

(xxvi) Indebtedness representing deferred compensation or stock-based compensation to employees of the Issuer and the Restricted Subsidiaries.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxvi) above or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this Section 4.03; provided that all Indebtedness outstanding under the ABL Facility and the Revolving Credit Facility on the Issue Date will be deemed to have been Incurred on such date in reliance on clause (i) and clause (ii), respectively, of this Section 4.03(b) and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness. The Issuer will also be entitled to treat a portion of any Indebtedness, Disqualified Stock or Preferred Stock as having been Incurred under Section 4.03(a) and thereafter the remainder of such Indebtedness, Disqualified Stock or Preferred Stock as having been Incurred under this Section 4.03(b). Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

SECTION 4.04 Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (viii) and (x) of Section 4.03(b)); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (and not returned or rescinded) (including Restricted Payments permitted by clauses (i) and (viii)(b) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than an amount equal to the Cumulative Credit.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and

(B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock; and if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 4.04(b)(vi) and not made pursuant to this Section 4.04(b)(ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale (or as promptly as practicable after giving any requisite notice to the holders of such Subordinated Indebtedness) of, new Indebtedness of the Issuer or a Guarantor which is Incurred in accordance with Section 4.03 so long as

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired plus any tender premiums, defeasance costs or other fees and expenses incurred in connection therewith),

(B) such Indebtedness is subordinated to the Securities or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) 91 days following the maturity date of the Securities, and

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any Securities then outstanding were instead due on such date one year following the maturity date of such Securities;

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed €15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments previously made pursuant to Section 4.04(b)(iv)(A) and Section 4.04(b)(iv)(B)

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (b) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date and (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii); provided, however, that, (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to subclauses (a) and (b) of this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) Investments in Unrestricted Subsidiaries and joint ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (a) €50.0 million and (b) 2.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the amount of Investments deemed to have been made pursuant to this clause (vii) at any time shall be reduced by the Fair Market Value of the proceeds received by the Issuer and/or the Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments without giving effect to subsequent changes in value;

(viii) the payment of dividends on the Issuer’s common stock in an aggregate amount per calendar year not to exceed the sum of (a) €20.0 million, plus (b) 6.0% of the net proceeds received after the Issue Date (including, without limitation, contributions to the Issuer with the proceeds of sales of common stock of any direct or indirect parent) by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(ix) Restricted Payments that are made with Excluded Contributions;

(x) (a) Restricted Payments pursuant to clauses (i), (ii) and (iii) of Section 4.04(a) hereof after the Issue Date and (b) Restricted Payments pursuant to clause (iv) of Section 4.04(a) hereof at any time outstanding in an aggregate amount pursuant to this clause (x) not to exceed €100.0 million;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(xii) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay federal, state or local income taxes (or other applicable political subdivision, as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Subsidiaries are members);

(xiii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xiv) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xv) payments of cash, or dividends, distributions or advances by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xvi) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xvii) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Article 5 of this Indenture; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Securities tendered in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(xviii) other Restricted Payments; provided that Restricted Payments may only be made pursuant to this clause (xviii) at such time as the Consolidated Net Debt Ratio of the Issuer and its Restricted Subsidiaries, on a pro forma basis after giving effect to such Restricted Payments, is less than 2.00 to 1.00; and

(xix) the payment of any Restricted Payment, if applicable:

(A) in amounts required for any direct or indirect parent of the Issuer, if applicable, (i) to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence and its status as a public company, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries and (ii) to pay tax liabilities incurred as a result of transactions that occurred prior to the Issue Date;

(B) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.03; and

(C) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (x), (xi) and (xviii) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Except as otherwise provided herein, the Fair Market Value of any assets or securities that are required to be valued by this Section 4.04 will be determined in good faith by the Issuer.

(d) As of the Issue Date, all of the Issuer’s Subsidiaries shall be Restricted Subsidiaries other than Quiver Ventures, LLC and Constellium Engley (Changchung) Automotive Structures Co Ltd. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (a) on its Capital Stock, or (b) with respect to any other interest or participation in, or measured by, its profits; except in each case for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Facilities and the related documentation in effect on the Issue Date and in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(b) this Indenture, the Securities and the Guarantees and the Issuer’s $400,000,000 5.750% Senior Notes due 2024 and the indenture relating thereto and the guarantees in respect thereof (in each case, as in effect on the Issue Date);

(c) applicable law or any applicable rule, regulation or order;

(d) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries, or the property or assets of the Person or its Subsidiaries, so acquired;

(e) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(f) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(h) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(i) purchase money obligations and Capitalized Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions on the property so acquired or leased;

(j) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions on the property subject to such lease;

(k) any encumbrance or restriction effected in connection with (A) a Factoring Facility (provided that such encumbrance or restriction (i) exists on the date hereof or (ii) is in the good faith determination of the Issuer (x) necessary or advisable to effect such Receivables Financing and applies only to the relevant Subsidiaries to which such Receivables Financing is made available or (y) not materially more burdensome than the encumbrances and restrictions under the Factoring Facilities in effect on the date hereof) or (B) a Qualified Receivables Financing; provided, however, that in the case of this clause (B), such encumbrances or restrictions (i) apply only to a Receivables Subsidiary or (ii) are in the good faith determination of the Issuer (x) necessary or advisable to effect such Qualified Receivables Financing and applicable only to the relevant Subsidiaries to which such Receivables Financing is made available or (y) not materially more burdensome than the encumbrances and restrictions under the Factoring Facilities in effect on the date hereof;

(l) (A) other Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries, or (B) Preferred Stock of any Restricted Subsidiary, in each case that is Incurred subsequent to the Issue Date pursuant to Section 4.03;

(m) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or

(n) any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrances and other restrictions than those contained in the encumbrances or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06 Asset Sales. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Securities or any Guarantee) that are assumed by the transferee of any such assets,

(ii) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of 2.0% of Total Assets and €35.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay Indebtedness constituting Credit Facilities or Secured Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than Credit Facilities or Secured Indebtedness), the Issuer shall make an offer to all Holders of the Securities to equally and ratably reduce a pro rata principal amount of the Securities through a repurchase offer (in accordance with the procedures set forth below for an Asset Sale Offer) at a purchase price equal to or greater than (in the Issuer’s sole discretion) 100% of the principal amount thereof, plus accrued and unpaid interest, if any) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer,

(ii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case used or useful in a Similar Business, or

(iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

In the case of Sections 4.06(b)(ii) and (iii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Sale.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not otherwise prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested per Section 4.06(b), whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds €15.0 million, the Issuer shall make an offer to all Holders of Securities (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Securities (and such Pari Passu Indebtedness), that is at least €100,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceeds €15.0 million by electronically delivering or mailing the notice required pursuant to the terms of Section 4.06(f), with a copy to the Trustee and Paying Agent. To the extent that the aggregate amount of Securities (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities (and such Pari Passu Indebtedness) surrendered by Holders of such Securities (and holders of such Pari Passu Indebtedness) thereof exceeds the amount of Excess Proceeds, the Registrar shall select the Securities to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with Section 4.06.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Securities for purchase shall be made by the Registrar pro rata, by lot or such other manner in the case of Global Securities, as may be required by the applicable procedures of Euroclear and/or Clearstream; provided that no Securities of €100,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness shall be made pursuant to the terms of such Pari Passu Indebtedness.

(f) Notices of an Asset Sale Offer shall be electronically delivered or mailed by first class mail, postage prepaid by the Issuer, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

(g) The provisions under this Indenture relating to the Issuer’s obligation to make an Asset Sale Offer may be waived or modified with the written consent of Holders of a majority in principal amount of the Securities.

SECTION 4.07 Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of €10.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €25.0 million (excluding any Affiliate Transaction or series of related Affiliate Transactions substantially limited to the sale of inventory), the Issuer delivers to the Trustee an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above;

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €50.0 million (excluding any Affiliate Transaction or series of related Affiliate Transactions substantially limited to the sale of inventory), the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that at the time of such merger, consolidation or amalgamation such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(iv) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivered to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v) payments or loans (or cancellation of loans) to directors, officers, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(vi) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vii) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any transaction, agreement or arrangement in effect on the Issue Date and described in the Offering Memorandum (or the documents incorporated by reference therein) and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(viii) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(ix) any transaction effected as part of a Factoring Facility or a Qualified Receivables Financing;

(x) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xi) the issuances of securities or other payments, loans (or cancellation of loans), awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xii) transactions permitted by, and complying with, Sections 4.06 and/or 5.01;

(xiii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xiv) pledges of Equity Interests of Unrestricted Subsidiaries;

(xv) the provision to Unrestricted Subsidiaries of cash management, accounting and other overhead services in the ordinary course of business undertaken in good faith and not for the purpose of circumventing any covenant set forth in this Indenture;

(xvi) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, and any termination of employment agreements and payments in connection therewith at the net present value of future payments;

(xvii) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xviii) the entering into of any tax sharing agreement or arrangement providing for, and the making of, any payments permitted by Section 4.04(b)(xii);

(xix) (A) payments made to the Issuer or any of its Restricted Subsidiaries by Quiver Ventures, LLC in connection with tax sharing arrangements and (B) any repayments or reimbursements by the Issuer or any of its Restricted Subsidiaries to Quiver Ventures, LLC to the extent that amounts paid thereby pursuant to clause (A) are in excess of the ultimate tax liability attributable thereto, in each case consistent with past practice of the Issuer and its Restricted Subsidiaries for other consolidated groups; and

(xx) any agreements or arrangements between a third party and an Affiliate of the Issuer that are acquired or assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition or merger of such third party (or assets of such third party) by or with the Issuer or any Restricted Subsidiary; provided that (A) such acquisition or merger is permitted under this Indenture and (B) such agreements or arrangements are not entered into in contemplation of such acquisition or merger or otherwise for the purpose of avoiding the restrictions imposed by this section.

SECTION 4.08 Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities in accordance with Article 3 of this Indenture.

(b) Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuer shall electronically deliver or mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee and Paying Agent stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on a record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is electronically delivered or mailed, except that such notice may provide that, if the Change of Control does not occur on the repurchase date so designated, then the repurchase date may be delayed until such time as the applicable Change of Control shall occur);

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased; and

(v) if such notice is electronically delivered or mailed prior to the occurrence of a Change of Control pursuant to a definitive agreement for the Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) For the avoidance of doubt, a Change of Control Offer may be made in advance of a Change of Control, and be conditional upon such Change of Control, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to repurchase all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase.

(h) Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to the preceding clause (f) will have the status of Securities issued and outstanding.

(i) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(j) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(k) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(l) The provisions under this Indenture relating to the Issuer’s obligation to make an offer to repurchase Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

SECTION 4.09 Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year end on December 31, 2014, an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.10 Listing and General Information. (a) The Issuer will use all commercially reasonable efforts to list and maintain the listing of the Securities on the Euro MTF Market of the Luxembourg Stock Exchange; provided that if (1) the Issuer is unable to list the Securities on the Euro MTF Market of the Luxembourg Stock Exchange, (2) maintenance of such listing becomes unduly onerous, or (3) the Euro MTF Market of the Luxembourg Stock Exchange requires financial information from the Issuer or any of its Subsidiaries, then the Issuer will, prior to the delisting of the Securities from the Euro MTF Market of the Luxembourg Stock Exchange (if then listed on the Euro MTF Market of the Luxembourg Stock Exchange), use all commercially reasonable efforts to list and maintain a listing of the Securities on the Global Exchange Market of the Irish Stock Exchange or another internationally recognized stock exchange (in which case, references in this Section 4.10 to the Euro MTF Market of the Luxembourg Stock Exchange shall be deemed to refer to such other stock exchange). For avoidance of doubt, in no event will this Section 4.10 require the Issuer to list or maintain a listing on any exchange that requires financial reporting for any fiscal period in addition to the periods required by the SEC (for a “foreign private issuer”) and the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten).

(b) So long as the Securities are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market thereof and the rules of the Luxembourg Stock Exchange shall so require, copies, current and future, of all of our annual audited consolidated and unconsolidated financial statements, our unaudited consolidated interim quarterly financial statements, in each case as required to be filed pursuant to the rules of the SEC or the Netherlands Authority for the Financial Markets, and this Indenture may be obtained, free of charge, during normal business hours at the offices of the listing agent in the Grand Duchy of Luxembourg.

SECTION 4.11 Future Guarantors. The Issuer shall cause each Restricted Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that guarantees any Indebtedness under Credit Facilities of (a) the Issuer or (b) any of the Guarantors, on the Issue Date or at any time thereafter, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B pursuant to which such Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture.

SECTION 4.12 Liens. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness unless the Securities are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b) Section 4.12(a) shall not require the Issuer or any Restricted Subsidiary of the Issuer to secure the Securities if the Lien consists of a Permitted Lien. Any Lien that is granted to secure the Securities or such Guarantee under Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Securities or such Guarantee.

SECTION 4.13 Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.03.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.14 Termination and Suspension of Certain Covenants. (a) If on any date following the Issue Date (i) the Securities have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered an Officer’s Certificate of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on such date, the Issuer and its Restricted Subsidiaries will not be subject to Section 4.03 hereof, Section 4.04 hereof, Section 4.05 hereof, Section 4.06 hereof, Section 4.07 hereof, Section 4.08 hereof, Section 4.11 hereof, clause (iv) of Section 5.01(a) hereof, Section 5.01(b) hereof and the penultimate paragraph of Section 5.01 hereof (collectively, the “Suspended Covenants”).

(b) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to herein as the “Suspension Period”.

(c) Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Issuer may not designate any Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and such designation shall be deemed to have created a Restricted Payment pursuant to Section 4.04 following the Reversion Date.

(d) On the Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to Section 4.03(a) or one of the clauses set forth in Section 4.03(b) (in each case, to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Section 4.03(a) or Section 4.03(b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iv). For purposes of Section 4.11, all Indebtedness Incurred during the Suspension

Period and outstanding on the Reversion Date by any Restricted Subsidiary that is not a Guarantor will be deemed to have been Incurred on the Reversion Date. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the items specified in clauses (1) through (6) of the definition of “Cumulative Credit” will increase the amount available to be made as Restricted Payments under the first paragraph thereof. For purposes of determining compliance with Section 4.06 on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

(e) In addition, in the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period as a result of the foregoing, and on any subsequent date the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to Section 4.08 hereof until the occurrence, if any, of another Covenant Suspension Event, or the termination of such agreement, or the withdrawal by such Rating Agency of such indication, whichever occurs earliest.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01 When Issuer May Merge or Transfer Assets. (a) The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or other Person existing under the laws of any country in the European Union, of Switzerland, or of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation or limited liability company (or equivalent of a corporation or limited liability company in any permitted jurisdiction listed in this clause (i)), a co-obligor of the Securities is a corporation;

(ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Securities pursuant to supplemental indentures or other documents or instruments;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) if the Successor Company is not the Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi) the Successor Company (if other than the Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture and the Securities, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Securities. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in any country in the European Union, Switzerland, a state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Article 5 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

(b) Subject to the provisions of Section 10.03 (which govern the release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Guarantor), no Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company or other Person organized or existing under the laws of any country in the European Union, of Switzerland, or of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor” ) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Security, such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii) in the case of clause (i)(A) above, the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in any country in the European Union, Switzerland, the United States, or a state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Guarantor is not increased thereby and (2) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Guarantors as shown on the most recent available balance sheet of the Issuer and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. An “Event of Default” with respect to the Securities occurs if:

(a) there is a default in any payment of interest (including any Additional Amounts) on any Security, when the same becomes due and payable, and such default continues for a period of 30 days,

(b) there is a default in the payment of principal or premium, if any, of any Security, when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c) the Issuer or any Restricted Subsidiary fails to comply with its obligations under Section 5.01,

(d) the Issuer or any Restricted Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a), (b) or (c) above) and such failure continues for 60 days after the notice specified below,

(e) the Issuer or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds €50.0 million or its foreign currency equivalent,

(f) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h) the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of €50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof or

(i) any Guarantee of a Significant Subsidiary with respect to the Securities ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Securities and such Default continues for 10 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law or similar applicable law of any jurisdiction for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (d) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs with respect to the Securities and is continuing, the Trustee or the Holders of at least 25% in principal amount of Securities, by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representative under the Bank Credit Facilities and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration and its consequences.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal or financial liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee reasonable security and indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of the Securities then outstanding allowed in any judicial proceedings relative to the Issuer or any Guarantor, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee (in all of its roles and capacities) for amounts due under Section 7.07;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial or personal liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02 Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact, calculation or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or gross negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its roles and capacities hereunder, and each agent, custodian and other Person appointed or employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(l) The Trustee shall not be charged with knowledge or deemed with notice of any Default of Event of Default with respect to the Securities unless either (A) a Responsible Officer of the Trustee assigned to the Corporate Trust department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (B) written notice of such Default or Event of Default shall have been given to the Trustee at its Corporate Trust Office by the Issuer or any other obligor on the Securities or by any Holder of the Securities, such notice specifically identifying this Indenture and the Securities. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.02(l).

(m) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(o) In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(p) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(q) The Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee or any Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof.

(r) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (f), (g), (e), (h), or (i) or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer of the Trustee shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 11.03 hereof from the Issuer, any Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Securities and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall electronically deliver or mail to each Holder of the Securities notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer of the Trustee or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

SECTION 7.06 Affiliate Subordination Agreement. The Trustee is hereby authorized by the Company, and by its acceptance of the Securities issued hereunder each Holder hereby authorizes the Trustee, to enter into and perform the affiliate subordination agreement dated as of May 7, 2014 among the Trustee and the parties thereto, on behalf of the Holders and any amendments relating thereto.

SECTION 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time properly incurred compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all properly incurred out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to indemnify and pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith, as determined by a court of competent jurisdiction in a final, non-appealable ruling.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity or security against such risk or liability is not assured to its satisfaction.

SECTION 7.08 Replacement of Trustee. (a) The Trustee may resign at any time by giving 30 days written notice to the Issuer of such. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) [reserved];

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) [Reserved].

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee or its designee money, European Government Obligations or a combination thereof in an amount sufficient in the written opinion of an Independent Financial Advisor delivered to the Trustee (which opinion shall only be required if European Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable written instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11 and 4.12 for the benefit of the Securities and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h) and 6.01(i) (“covenant defeasance option”) for the benefit of the Holders of the Securities. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer exercises its legal defeasance option or its covenant defeasance option with respect to the Securities, the obligations of each Guarantor under its Guarantee of such Securities shall be terminated simultaneously with the termination of the obligations terminated pursuant to such legal defeasance or covenant defeasance.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) or 6.01(i) or because of the failure of the Issuer to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request and at the expense of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(d) Notwithstanding clauses (i) and (ii) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02 Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Securities only if:

(i) the Issuer irrevocably deposits in trust with the Trustee or its designee money, European Government Obligations or a combination thereof sufficient, in the case any European Government Obligations are deposited, in the opinion of an Independent Financial Advisor, for the payment of principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Issuer delivers to the Trustee a certificate from an Independent Financial Advisor expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited European Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

(v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi) such exercise does not impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03 Application of Trust Money. The Trustee or its designee shall hold in trust money or European Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from European Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or European Government Obligations held by it as provided in this Article which, in the written opinion of an Independent Financial Advisor delivered to the Trustee (which delivery shall only be required if European

Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05 Indemnity for European Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or the principal and interest received on such European Government Obligations.

SECTION 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or European Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or European Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or European Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of the Holders. The Issuer and the Trustee may amend this Indenture and the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;

(iii) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and the applicable Guarantee;

(iv) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(v) to add a Guarantee with respect to the Securities;

(vi) to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture;

(vii) to make changes relating to the transfer and legending of the Securities;

(viii) to secure the Securities;

(ix) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(x) to make any change that does not adversely affect the rights of any Holder in any material respect;

(xi) to effect any provision of this Indenture;

(xii) to provide for the issuance of Add-On Securities, which shall have terms substantially identical in all material respects to the Original Securities, and which shall be treated, together with any outstanding Original Securities, as a single issue of securities;

(xiii) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;

(xiv) to conform and evidence the release, termination and discharge of any Guarantee or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture; and

(xv) to conform the text of this Indenture, the Guarantees or the Securities to any provision of the “Description of the Notes” contained in the Offering Memorandum to the extent such provision in the “Description of the Notes” contained in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Securities.

After an amendment under this Section 9.01 becomes effective, the Issuer shall deliver electronically or mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02 With Consent of the Holders. The Issuer and the Trustee may amend this Indenture and the Securities with respect to the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Security,

(iii) reduce the principal of or change the Stated Maturity of any Security,

(iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3,

(v) make any Security payable in money other than that stated in such Security,

(vi) expressly subordinate the Securities or any Guarantee to any other Indebtedness of the Issuer or any Guarantor,

(vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities,

(viii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02, or

(ix) except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary, or the Guarantee of one or more Restricted Subsidiaries that collectively would, at the time of such amendment, represent a Significant Subsidiary in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer is required to deliver electronically or mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 [Reserved].

SECTION 9.04 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue and the Trustee shall, upon receipt of a Written Order, authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel (notwithstanding that no Opinion of Counsel is required in the case of the addition of a Guarantor) stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07 Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08 Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01 Guarantees. (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior unsecured basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all Obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any or interest on or in respect of the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.03.

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Article 10, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and is made subject to such provisions of this Indenture.

(f) Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g) Each Guarantor agrees that its Guarantee shall be a continuing guarantee and shall remain in full force and effect until payment in full of all the Guaranteed Obligations, subject to the other terms of this Indenture. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(k) [Reserved].

(l) To the fullest extent permitted by applicable law but subject to the limitations set out in Section 10.02 below, each Guarantor waives any defense based on or arising out of any defense of the Issuer or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Guarantor, other than the payment in full in cash of all the Guaranteed Obligations. Subject to the limitations set out in Section 10.02 below, the Trustee (acting at the direction of the Holders pursuant to Section 6.05) may, in accordance with the terms of this Indenture, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Issuer or any Guarantor or exercise any other right or remedy available to it against the Issuer or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Issuer or any other Guarantor, as the case may be.

SECTION 10.02 Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without (i) rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or (ii) resulting in any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalization laws, retention of title claims, capital maintenance rules, general statutory limitations, or the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar principles which may limit the ability of any Foreign Subsidiary to provide a Guarantee or may require that the Guarantee be limited by an amount or scope or otherwise. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such

Guarantor not constitute a fraudulent conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.

(b) (i) To the extent that any Guarantee is granted by a German entity (a “German Guarantor”) incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) (“GmbH”) or a limited partnership (Kommanditgesellschaft) (“KG”) with a limited liability company as sole general partner (“GmbH & Co. KG”) and that such Guarantee secures liabilities other than the own liabilities of the relevant German Guarantor or any of its subsidiaries, the Guarantee will be limited to such amount (I) as is required to ensure that the amount of the German Guarantor’s net assets (or the net assets of its general partner if the German Guarantor is a GmbH & Co. KG), calculated as the sum of the balance sheet positions shown under section 266 sub-section (2) (A), (B), (C) and (D) of the German Commercial Code (Handelsgesetzbuch) (“HGB”) less the sum of the amounts shown under balance sheet positions shown under section 266 (3) (B), (C), (D) and (E) HGB and any amounts not available for distribution to its shareholders in accordance with section 268 sub-section (8) HGB, does not fall below the amount of its registered share capital (Stammkapital); or (II) where the amount of the German Guarantor’s net assets (or the net assets of its general partner if the German Guarantor is a GmbH & Co. KG) already is below the amount of its registered share capital, as is required as to ensure that such amount is not further reduced.

(ii) The limits in clauses (I) and (II) of Section 10.02(b)(i) will not apply (A) to the extent that the Guarantees of the relevant German Guarantor relate to the relevant German Guarantor’s Indirect Borrowings; (B) if following the first date upon which the relevant German Guarantor is called upon to make payment in respect of its Guarantee, the relevant German Guarantor (or its general partner if the relevant German Guarantor is a limited partnership) does not provide financial statements in accordance with Section 10.02(b)(iv) and (v) below; (C) if the relevant German Guarantor (or, if the German Guarantor is a GmbH & Co. KG, its general partner) (as dominated entity) is party to a domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) (a “DPTA”), unless the Guarantor’s claim for absorption of losses pursuant to section 302 German Stock Corporation Act (Aktiengesetz) is or cannot be expected to be fully recoverable (unless a higher or supreme court has found by way of a final judgment that the requirement of a fully recoverable counterclaim is not applicable if a DPTA is in place); or (D) if and to the extent the German Guarantor holds on the date of enforcement of the guarantee made herein a fully recoverable indemnity claim or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against its shareholder.

(iii) If, following a legislative amendment of, or the rendering of a final judgment by the Federal High Court of Justice with respect to, section 30 et seq. German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung) (“GmbHG”) after the date of this Indenture, the German Guarantor submits reasonably satisfactory evidence that the exception referred to in clause (C) of Section 10.02(b)(ii) above is no longer required to protect the management of the German Guarantor from personal liability under sections 30 et seq. and 43 GmbHG, such clause (C) shall no longer apply.

(iv) For the purpose of the calculation of the net assets of a German Guarantor, the following balance sheet items shall be adjusted as follows: (A) the amount of any increase of the German Guarantor’s or its general partner’s registered share capital after the date of this Indenture, to the extent that it is not fully paid up, shall be deducted from the German Guarantor’s or its general partner’s registered share capital; (B) loans provided to the German Guarantor or its general partner by the Issuer or any Guarantor shall be disregarded if and to the extent those loans are subordinated or are considered subordinated pursuant to section 39 para. 1 no. 5 and/or para. 2 of the German Insolvency Code (Insolvenzordnung – InsO); and (C) loans or other liabilities incurred in violation of the provisions of this Indenture shall be disregarded.

(v) For the purpose of the calculation of the net assets, the relevant German Guarantor will deliver (within 15 Business Days following the first date upon which the relevant German Guarantor is called upon to make payment in respect of its Guarantee) to the Trustee a notification stating to which extent the amount payable in respect of its Guarantee shall be limited in accordance with clauses (b)(i)(I) and (b)(i)(II) of this Section 10.02 above and taking into account the adjustments in clause (b)(iv) of this Section 10.02 above, such notification to be supported by interim financial statements (Stichtagsbilanz) showing the balance sheet positions mentioned in clause (b)(i)(I) above as of the relevant date (the “Management Determination”).

(vi) Following the Trustee’s receipt of the Management Determination, upon the Trustee’s request (acting at the direction of the Holders pursuant to Section 6.05 hereof) (the “Trustee’s Request”), the relevant German Guarantor (or its general partner if the relevant German Guarantor is a limited partnership) will deliver (within 25 Business Days following receipt of the Trustee’s Request) to the Trustee an up-to-date balance sheet drawn-up by a firm of auditors of international standing and repute together with a determination of the net assets. Such balance sheet and determination of net assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code and be based on the same principles that were applied when establishing the previous year’s balance sheet. The determination by the auditors (as set forth above, the “Auditors’ Determination”) pertaining to the relevant German Guarantor or, in the case of a GmbH & Co. KG, its general partner shall have been prepared as of the first date upon which the relevant German Guarantor is called upon to make payment in respect of its Guarantee.

(vii) The Trustee (acting at the direction of the Holders pursuant to Section 6.05) shall be entitled to demand payment under the Guarantee in an amount which would, in accordance with the Management Determination or, if applicable and taking into account any previous enforcement in accordance with the Management Determination, the Auditors’ Determination, not cause the German Guarantor’s net assets (or if the German Guarantor is a limited partnership, its general partner’s net assets) to be reduced below zero or further reduced if already below zero. If and to the extent the net assets as determined by the Auditors’ Determination are lower than the amount enforced in accordance with the Management Determination, the Trustee shall release to the relevant German Guarantor (or if the German Guarantor is a limited partnership, to its general partner) such exceeding enforcement proceeds. The Trustee may (acting at the direction of the Holders pursuant to Section 6.05) withhold any amount received pursuant to an enforcement of this guarantee until final determination of the amount of the net assets pursuant to the Auditors’ Determination.

(viii) In a situation where the relevant German Guarantor does not have sufficient net assets to maintain its registered share capital the relevant German Guarantor shall within three months after a written request by the Trustee (acting at the direction of the Holders pursuant to Section 6.05), to the extent commercially justifiable, dispose of all assets which are not necessary for its business (nicht betriebsnotwendig) on market terms where the relevant assets are shown in the balance sheet of the relevant German Guarantor with a book value which is significantly lower than the market value of such assets. After the expiry of such three-month period the German Guarantor shall, within three Business Days, notify the Trustee of the amount of the net proceeds from the sale and submit a statement with a new calculation of the amount of the net assets of the German Guarantor (or if the German Guarantor is a limited partnership, of its general partner) taking into account such proceeds. Such calculation shall, upon the Trustee’s request (acting at the direction of the Holders pursuant to Section 6.05), be confirmed by one of the auditors of the German Guarantor within a period of 15 Business Days following the request.

(c) (i) Subject to clause (v) below and notwithstanding any contrary indication in this Indenture, in relation to a Guarantor organized under the laws of France (a “French Guarantor”), its Guarantee shall be limited to the payment obligations of the Issuer up to an amount equal to the aggregate of all outstanding amounts issued directly by the Issuer under this Indenture or indirectly (through an issuance (an “Indirect Issuance”) by the Issuer of Add-On Securities under this Indenture) and to the extent on-lent directly or indirectly to, or used to refinance any indebtedness previously on-lent directly or indirectly to, such French Guarantor and/or its Subsidiaries and in all cases to the extent of the amounts so on-lent remaining due by such French Guarantor and/or its Subsidiaries from time to time (the “Maximum Guaranteed Amount”); it being specified that any payment made by such French Guarantor under this Article 10 in respect of the obligations of the Issuer shall reduce pro tanto the outstanding amount of the intercompany loans (if any) due by such French Guarantor to the Issuer under such Indirect Issuance. For the avoidance of doubt, any payment made by a French Guarantor under this clause (B) shall reduce the Maximum Guaranteed Amount by the amount paid.

(ii) It is acknowledged that, notwithstanding any provision to the contrary in this Indenture, no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as “co-débiteurs solidaires” within the meaning of article 1216 of the French Code civil with the other Guarantors as to its Guarantee.

(iii) For the purpose of Section 10.02(c)(i) above “Subsidiary” means, in relation to any company, any other company which is controlled by it within the meaning of article L.233-3 of the French Code de commerce.

(iv) For the avoidance of doubt, the limitations set out in Section 10.02(c)(i) and Section 10.02(c)(ii) above with respect to the payment obligation of any French Guarantor under the Guarantee shall apply mutatis mutandis with respect to any other indemnity, guarantee or any other undertaking of any French Guarantor contained in this Indenture having the same or a similar effect. Any payment made by a French Guarantor under any such indemnity, guarantee or undertaking shall reduce the Maximum Guaranteed Amount by the amount paid.

(v) Notwithstanding any other provision to the contrary, no French Guarantor shall grant a Guarantee covering any Indebtedness which would result in such French Guarantor not complying with French financial assistance rules as set out in article L. 225-216 of the French Code de Commerce or any other law or regulations having the same effect, as interpreted by French courts and/or would constitute a misuse of corporate assets within the meaning of articles L. 241-3, L. 242-6 or L. 244-1 of the French Code de Commerce or any other law or regulations having the same effect, as interpreted by French courts.

(d) (i) Notwithstanding any contrary indication in this Indenture, in relation to a Guarantor organized under the laws of Switzerland (a “Swiss Guarantor”), its Guarantee and any other indemnity, security or other benefit, as well as any other undertaking contained in this Indenture having the same or a similar effect, such as, but not limited to, the waiver of set-off or subrogation rights or the subordination of intra-group claims, under this Indenture and the Securities for, or with respect to, obligations of any other obligor (other than the direct or indirect Subsidiaries of such Swiss Guarantor) shall not exceed at any time the amount of such Swiss Guarantor’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (A) the aggregate share capital and (B) statutory reserves (including reserves for own shares and revaluations as well as agio). The amount of equity freely disposable shall be determined on the basis of an audited annual or interim balance sheet of the relevant Swiss Guarantor. This limitation shall only apply to the extent it is a requirement under applicable law at the time the respective Swiss Guarantor is required to perform. Such limitation shall not free the respective Swiss Guarantor from its obligations in excess of the freely disposable equity, but merely postpone the performance date therefor until such times as performance is again permitted notwithstanding such limitation.

(ii) If so required under applicable law (including double tax treaties) at the time it is required to make a payment under this Indenture, each Swiss Guarantor: (A) may deduct the withholding tax due under the Swiss Federal Act on the Withholding Tax (the “Withholding Tax”) at the rate of 35 per cent (or such other rate as is in force at that time) from any payment deemed to be a constructive dividend; (B) may pay the Withholding Tax to the Swiss Federal Tax Administration; and (C) shall notify and provide evidence to the Trustee that the Withholding Tax has been paid to the Swiss Federal Tax Administration. The respective Swiss Guarantor shall as soon as possible after the deduction of the Withholding Tax ensure that any Person which is, as a result of a payment under this Indenture, entitled to a full or partial refund of the Withholding Tax, is in a position to apply for such refund under any applicable law (including double tax treaties) and, in case it has received any refund of the Withholding Tax, pay such refund to the Trustee for the benefit of the Holders upon receipt thereof.

(iii) Each Swiss Guarantor shall, and any shareholder of such Swiss Guarantor being a party hereto shall procure that such Swiss Guarantor will, take and cause to be taken all and any other action, including without limitation, (A) preparation of an up-to-date audited balance sheet of such Swiss Guarantor, (B) the passing of any shareholders’ resolutions to approve any payment or other performance under this Indenture or the Securities and (C) the obtaining of any confirmations (including confirmations by the respective Swiss Guarantor’s auditors) which may be required as a matter of Swiss mandatory law in force at the time the respective Swiss Guarantor is required to make a payment or perform other obligations under this Indenture or the Securities in order to allow a prompt payment as well as the performance of other obligations under this Indenture or the Securities with a minimum of limitations.

(iv) If the enforcement of obligations of a Swiss Guarantor would be limited due to the effects referred to in this clause, the Swiss Guarantor affected shall further, to the extent permitted by applicable law and Swiss accounting standards, write up any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets.

SECTION 10.03 Automatic Termination of Guarantees. A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall automatically be deemed to be released from all obligations under this Article 10 upon:

(i) (A) the sale, disposition or other transfer (including through merger or consolidation) of (x) the Capital Stock of the applicable Guarantor to a Person who is not (either before or after giving effect to the transaction) the Issuer or a Restricted Subsidiary of the Issuer, following which the applicable Guarantor is no longer a Restricted Subsidiary or (y) all or substantially all of the assets of such Guarantor, in each case, if such sale, disposition or other transfer is not prohibited by this Indenture,

(B) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary,”

(C) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of the Indebtedness of the Issuer or any Guarantor, as the case may be, or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities, or

(D) the Issuer’s exercise of its defeasance option under Article 8, or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

In connection with the termination of any Guarantee pursuant to this Section 10.03, the Trustee shall execute and deliver to the Issuer and any Guarantor, at the Issuer or such Guarantor’s expense, all documents that the Issuer or such Guarantor shall reasonably request to evidence such termination; provided, however, that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel regarding such release before executing and delivering such documents.

SECTION 10.04 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee (acting in accordance with the terms and conditions of this Indenture), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 10.08 Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01 Ranking. The indebtedness evidenced by the Securities will be unsecured senior Indebtedness of the Issuer, equal in right of payment to all existing and future senior Indebtedness of the Issuer and senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. The indebtedness evidenced by the Guarantees will be unsecured senior Indebtedness of the applicable Guarantor, equal in right of payment to all existing and future senior Indebtedness of such Guarantor and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

SECTION 11.02 [Reserved].

SECTION 11.03 Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and in English and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Guarantor:

Constellium N.V.

Tupolevlaan 41-61

1119 NW Schiphol-Rijk

Amsterdam, Netherlands

Attn: Mark Kirkland

Fax: +31 20 654 97 96

Email: mark.kirkland@constellium.com

With a copy to

Constellium

Washington Plaza – 40/44, rue Washington

75008 Paris, France

Attn: Jeremy Leach

Tel: +33 1 73 01 46 51

Email: jeremy.leach@constellium.com

Constellium Switzerland A.G.

Max Högger-Strasse 6

8048 Zürich, Switzerland

Attn: Mark Kirkland, Group Treasurer

Tel: +41 44 438 6642

Email: mark.kirkland@constellium.com

And

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Josh A. Feltman

Tel:   (212) 403-1109

Fax:  (212) 403-2109

Email: jafeltman@wlrk.com

if to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – Constellium N.V.

Fax: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager – Constellium N.V.

Fax: 732-578-4635

if to the Paying Agent:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention of: Debt & Agency Services

Facsimile: +44 (0) 20 7547 6149

if to the Registrar and Transfer Agent:

Deutsche Bank Luxembourg S.A.

2, boulevard Konrad Adenauer

L-1115 Luxembourg

Attention of: Lux Registrar

Facsimile: +352473136

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 11.04 [Reserved].

SECTION 11.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.07 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.08 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 11.09 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.10 GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.11 Consent to Jurisdiction and Service. In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Securities and the Guarantees, the Trustee (in the case of clauses (a) and (b) below only), the Issuer and each Guarantor that is organized under laws other than the United States or a state thereof (a) irrevocably submits to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States, (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) designates and appoints Constellium U.S. Holdings I, LLC, 830 Third Avenue, 9th floor, New York, NY 10022 as its authorized agent upon which process may be served in any such action or proceeding that may be instituted in any such court and (d) agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such agent for service of process, with written notice of said service to such Person at the address of the agent for service of process set forth in clause (c) of this Section 11.11 shall be effective service of process for any such action or proceeding brought in any such court. Each of the Issuer, the Guarantors, the Trustee, Paying Agent and Registrar hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

SECTION 11.12 Currency Indemnity. The Euro is the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Securities, including damages. Any amount with respect to the Securities or the Guarantees thereof received or recovered in a currency other than Euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the Euro amount that the recipient is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so).

If that Euro amount is less than the Euro amount expressed to be due to the recipient or the Trustee under the Securities, the Issuer and each Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuer and each Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.12, it shall be prima facie evidence of the matter stated therein, for the Holder of a Security or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and each Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of a Security or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or to the Trustee. For the purposes of this Section 11.12, it shall be sufficient for the Trustee or the Holder, as applicable, to certify (indicating the sources of information used) that it would have suffered a loss had the actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euro on such date had not been practicable due to current market conditions generally, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

SECTION 11.13 No Recourse Against Others. No director, officer, employee, manager or incorporator of, or holder of any Equity Interests in, the Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.14 Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.15 USA PATRIOT Act Section 326 Customer Identification Program. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 11.16 Multiple Originals. The parties may sign any number of copies of this Indenture by manual, facsimile, pdf or other electronically transmitted signature. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.17 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.18 Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 11.19 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CONSTELLIUM N.V.

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

GUARANTORS

CONSTELLIUM HOLDCO II B.V.

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

CONSTELLIUM US HOLDINGS I, LLC

By:	/s/ Yves Monette
Name: Yves Monette
Title: CFO & Treasurer

CONSTELLIUM FRANCE HOLDCO S.A.S.

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

CONSTELLIUM GERMANY HOLDCO GMBH & CO. KG

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

[U.S. DOLLAR NOTES INDENTURE]

CONSTELLIUM SWITZERLAND AG

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

CONSTELLIUM ROLLED PRODUCTS – RAVENSWOOD, LLC

By:	/s/ Derek Scantlin
Name: Derek Scantlin
Title: CFO

CONSTELLIUM DEUTSCHLAND GMBH

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

CONSTELLIUM SINGEN GMBH

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

CONSTELLIUM FRANCE S.A.S.

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

CONSTELLIUM FINANCE S.A.S.

By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Authorized Signatory

[U.S. DOLLAR NOTES INDENTURE]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

DEUTSCHE BANK AG, LONDON BRANCH, as Principal Paying Agent

By:	/s/ Mahen Surnam
Name: Mahen Surnam
Title: VP

By:	/s/ David Contino
Name: David Contino
Title: Vice President

DEUTSCHE BANK LUXEMBOURG S.A., as Registrar and Transfer Agent

By:	/s/ F. Hopkinson
Name: F. Hopkinson
Title: Attorney

By:	/s/ Mahen Surnam
Name: Mahen Surnam
Title: Attorney

[U.S. DOLLAR NOTES INDENTURE]

APPENDIX A

PROVISIONS RELATING TO ORIGINAL SECURITIES AND ADD-ON SECURITIES

1.	Definitions.

1.1. Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially Deutsche Bank AG, London branch, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means Euroclear Bank SA/NV (“Euroclear”) and for Clearstream Banking, société anonyme (“Clearstream”), its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Deutsche Bank Securities Inc., BNP Paribas, Goldman, Sachs & Co., HSBC Bank plc, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, Natixis, Natixis Securities Americas LLC, Société Générale and such other initial purchasers listed on Schedule A to the Purchase Agreement entered into in connection with the offer and sale of the Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Add-On Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

Appendix A - 1

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security which is not a Restricted Global Security.

1.2. Other Definitions.

Term:	Defined in Section:

Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Rule 144A Global Securities	2.1(b)(i)

2.	The Securities.

2.1. Form and Dating; Global Securities.

(a) The Original Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Original Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Add-On Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b) Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which shall be registered in the name of the Common Depositary or the nominee of the Common Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

Appendix A - 2

The Restricted Period shall be terminated upon the receipt by the Trustee and the Paying Agent of: (1) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by this Appendix A); and (2) upon certification in form reasonably satisfactory to the Trustee and the Paying Agent.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Securities that are held by participants through Euroclear or Clearstream.

The term “Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Common Depositary or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Common Depositary and (iii) bear the Restricted Securities Legend.

(ii) Members of, or direct or indirect participants in, the Depository shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) the Issuer, at its option, notifies the Trustee and applicable Paying Agent in writing that it elects to cause the issuance of certificated Securities or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security; provided that in no event shall the Regulation S Global Securities be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

Appendix A - 3

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Securities which are Global Securities (“Restricted Global Securities”) shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities

Appendix A - 4

Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security,

Appendix A - 5

and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall, upon receipt of a Written Order, authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i) Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

Appendix A - 6

(B) if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Security is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Registrar shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii) Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security that is a Definitive Security may exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

Appendix A - 7

Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Written Order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Written Order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

Appendix A - 8

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged

Appendix A - 9

for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY

Appendix A - 10

STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.”

Each Definitive Security shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(iv) Any Add-On Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the

Appendix A - 11

form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, Registrar or Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) None of the Trustee, Registrar or Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any

Appendix A - 12

interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A - 13

EXHIBIT A

[FORM OF FACE OF ORIGINAL OR ADD-ON SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LTD OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON (AND ANY PAYMENT IS MADE TO BT GLOBENET NOMINEES LTD, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BT GLOBENET NOMINEES LTD, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE

Exhibit A - 1

SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

Each Definitive Security shall bear the following additional legends:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Exhibit A - 2

[FORM OF ORIGINAL SECURITY]

No.	€

4.625% Senior Note due 2021

ISIN No.
Common Code No.

Constellium N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, promises to pay to                     , or registered assigns, the principal sum [of              Euro] [listed on the Schedule of Increases or Decreases in Global Security attached hereto]1 on May 15, 2021.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

Exhibit A - 3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

CONSTELLIUM N.V.

By:
Name:
Title:

Dated:

Exhibit A - 4

REGISTRAR’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK LUXEMBOURG S.A., as Authenticating Agent, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

Exhibit A - 5

EXHIBIT A

[FORM OF REVERSE SIDE OF ORIGINAL SECURITY]

4.625% Senior Note due 2021

1.	Interest

CONSTELLIUM N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (together with its successors and assigns under the Indenture hereinafter referred to, the “Issuer”), promises to pay interest on the principal amount of this Security semiannually in arrears on each May 15 and November 15 commencing on                  , 20    . Interest on the Securities will accrue from the Issue Date or the most recent date to which interest has been paid or provided for until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Securities will accrue at a rate of 4.625% per annum, payable semiannually in arrears.

“Issue Date” means the date on which the Securities are originally issued.

2.	Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in Euros, or such other money of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by Common Depositary or any successor depositary. The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office or agency of the Paying Agent within (i) the City of London or (ii) Luxembourg, for so long as the Notes are listed on the Euro MTF of the Luxembourg Stock Exchange, but only if the rules of the Luxembourg Stock Exchange so require.

3.	Paying Agent; Registrar; Transfer Agent; Common Depositary

Initially, Deutsche Bank AG, London Branch, will act as Paying Agent and Common Depositary and Deutsche Bank Luxembourg S.A. will act as Registrar, Transfer Agent and Authenticating Agent. The Issuer may appoint and change any Paying Agent, Registrar or Transfer Agent without notice.

Exhibit A - 6

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of May 7, 2014 (the “Indenture”), among the Issuer, the Guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Issuer. This Security is one of the Original Securities referred to in the Indenture. The Securities include the Original Securities and any issued Add-On Securities. The Original Securities and any Add-On Securities are treated as a single series of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of Capital Stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuer prior to May 15, 2017. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail to each Holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on May 15 of the years set forth below:

Year	Redemption Price
2017	102.313%
2018	101.156%
2019 and thereafter	100.000%

In addition, prior to May 15, 2017, the Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice electronically delivered or mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities

Exhibit A - 7

redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time prior to May 15, 2017, the Issuer may redeem Securities in an aggregate amount equal to up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Add-On Securities), with an amount equal to the net cash proceeds of one or more Equity Offerings by the Issuer, at a redemption price (expressed as a percentage of principal amount thereof) of 104.625%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Add-On Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice electronically delivered or mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture. Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, other debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuer may provide in any notice of redemption that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another person; provided, however, that the Issuer will remain obligated to pay the redemption price and perform its obligations with respect to such redemption in the event such other person fails to do so and all conditions to such redemption, if any, are satisfied. Notice of any redemption in respect of an Equity Offering may be given prior to completion thereof.

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date.

6.	Redemption for Taxation Reasons.

The Issuer may redeem the Securities, at its option, in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days prior notice to Holders (which notice shall be irrevocable) at a redemption price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, if any, to (but not including) the date fixed for redemption of such series (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined in Section 11.09 of the Indenture), if any, then due or that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuer determines in good faith that, as a result of:

(a) any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined in Section 2.15 of the Indenture) affecting taxation; or

(b) any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a government agency or court of competent jurisdiction)

Exhibit A - 8

(each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), any Payor (as defined in Section 2.15 of the Indenture), with respect to the Securities or a Guarantee is, or on the next date on which any amount would be payable in respect of the Securities would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such Payor (including the appointment of a new Paying Agent or, where such payment would be reasonable, the payment through another Payor); provided that no Payor shall be required to take any measures that in the Issuer’s good faith determination would result in the imposition on such person of any legal or regulatory burden (other than any such burden that is de minimis to the Issuer) or the incurrence by such person of additional costs (other than any such costs that are de minimis to the Issuer) or would otherwise result in any adverse consequences to such person (other than any such adverse consequences that are de minimis).

In the case of any Payor, the Change in Tax Law must be announced and become effective on or after the date of the Offering Memorandum (or if the applicable Relevant Tax Jurisdiction becomes a Relevant Tax Jurisdiction on a date after the date of this Offering Memorandum, then such later date). Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee and applicable Paying Agent (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Securities.

The foregoing provisions will apply mutatis mutandis to any successor to a Payor. The foregoing provisions will survive any termination, defeasance or discharge of the Indenture.

7.	Sinking Fund

The Securities are not subject to any sinking fund.

8.	Notice of Redemption

Notice of redemption will be electronically delivered or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than €100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

Exhibit A - 9

9.	Repurchase of Securities at the Option of the

Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

10.	Ranking

The Securities and the Guarantees are senior unsecured obligations of the Issuer and the Guarantors and will be of equal ranking with all present and future senior unsecured indebtedness.

11.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

12.	Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

13.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

Exhibit A - 10

14.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or European Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Securities; (iii) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (v) to add additional Guarantees with respect to the Securities; (vi) to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the legal rights of the Holders; (vii) to make changes relating to the transfer and legending of the Securities; (viii) to secure the Securities; (ix) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor; (x) to make any change that does not adversely affect the rights of any Holder in any material respect; (xi) to effect any provision of the Indenture; (xii) to provide for the issuance of the Add-On Securities, as defined in the Indenture; (xiii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof; or (xiv) to conform the text of the Indenture, Guarantees or Securities to any provision of the section entitled “Description of the Notes” in the Offering Memorandum.

16.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Facilities and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

Exhibit A - 11

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal or financial liability. Prior to taking any action under the Indenture at the instruction of Holders in respect of an Event of Default, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.	Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests (as defined in the Indenture) in the Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

19.	Authentication

This Security shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

Exhibit A - 12

20.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

22.	ISINs; Common Codes

The Issuer has caused Common Code numbers and ISINs to be printed on the Securities and has directed the Trustee to use Common Code numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

Exhibit A - 13

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Registrar or Transfer Agent	Signature of Signature Guarantee

Exhibit A - 14

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €         principal amount of Securities held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Registrar or Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Register or Transfer Agent by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐ to the Issuer; or

(2) ☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3) ☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6) ☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7) ☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A - 15

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Registrar may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Registrar have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Registrar or Transfer Agent	Signature of Signature Guarantee

Exhibit A - 16

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Exhibit A - 17

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is €        . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Registrar or Common Depositary

Exhibit A - 18

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale	☐	Change of Control	☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount (€100,000 or any integral multiple of €1,000 in excess thereof):

€Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exhibit A - 19

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of CONSTELLIUM N.V., (or its successor), a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Issuer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee under the indenture referred to below (the “Trustee”), DEUTCHE BANK AG, LONDON BRANCH, as Principal Paying Agent and DEUTSCHE BANK LUXEMBOURG S.A., as Registrar and Transfer Agent.

W I T N E S S E T H :

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 7, 2014, providing initially for the issuance of €300,000,000 in aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2021 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.03 of the Indenture.

Exhibit B - 1

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture by manual, facsimile, pdf or other electronically transmitted signature. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

Exhibit B - 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK LUXEMBOURG S.A.

By:
Name:
Title:

By:
Name:
Title:

Exhibit B - 3